EXHIBIT 32.2

CERTIFICATION OF PRINCIPALFINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SS. 1350 ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of China YOUTV Corp. (the "Company") on Form 10-Q for the quarter ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jie Wang, Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

China YouTV Corp.

February 17, 2009	By:	/s/ Jie Wang
Jie Wang
Principal Financial Officer